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                                                                    Exhibit 31.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Shmuel BenTov, the principal executive officer of The A Consulting Team, Inc., certify that:

1. I have reviewed this amendment to annual report on Form 10-K of The A Consulting Team, Inc.; and

2. Based on my knowledge, this amendment to annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.


Date:    April 21, 2004

                                        /s/ Shmuel Bentov
                                        -------------------------
                                        Shmuel BenTov
                                        Chairman, Chief Executive Officer and
                                        President